Exhibit 5.1

KERR, RUSSELL AND WEBER, PLC

WILLIAM A. SANKBEIL

ROBERT R. NIX II

MONTE D. JAHNKE

ROBERT A. MARSAC

PATRICK MCLAIN

CURTIS J. DEROO

MICHAEL D. GIBSON

DANIEL G. BEYER

JAMES R. CASE

GEORGE J. CHRISTOPOULOS

STEPHEN D. MCGRAW

KURT R. VILDERS

JAMES R. CAMBRIDGE

THOMAS R. WILLIAMS

EDWARD C. CUTLIP, JR.

MARK M. CUNNINGHAM

MARK J. STASA

JOANNE GEHA SWANSON

ROBERT E. FORREST

ROBERT J. PINEAU

JEFFREY A. BRANTLEY

PATRICK J. HADDAD

RICHARD C. BUSLEPP

ERIC I. LARK

LISA A. ROBINSON

JAMES E. DELINE

DANIEL J. SCHULTE

MICHAEL D. CARROLL

ATTORNEYS AND COUNSELORS

ESTABLISHED 1874

DETROIT CENTER

SUITE 2500

500 WOODWARD AVENUE

DETROIT, MICHIGAN 48226-3427

___________________

TELEPHONE (313) 961-0200

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HTTP://WWW.KRWLAW.COM

TROY OFFICE

201 W. BIG BEAVER RD., SUITE 260

TROY, MICHIGAN 48084

(248) 740-9820

FRED K. HERRMANN

MICHAEL A. SNEYD

JOHN D. GATTI

KEVIN T. BLOCK

LARRY L. JUSTICE, JR.

THOMAS F. MILLER

RICARDO J. LARA, JR.

JEAN H. KIM

MICHAEL R. KENNEDY

LUANNE LAEMMERMAN

BRIAN L. NEMES

CHARLES G. CALIO

KEVIN L. LARIN

JASON C. YERT

LAUREN B. JEFFRIES

TIMOTHY P. BLISS

DANIEL T. RICHARDS

DANIEL P. MICHAEL

DAVID R. JANIS

OF COUNSEL

RICHARD D. WEBER

A. STEWART KERR (1915-1990)

ROBERT G. RUSSELL (1928-1997)

ROY H. CHRISTIANSEN (1932-2000)

September 12, 2006

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Re:	Quantum Fuel Systems Technologies Worldwide, Inc. Registration Statement on Form S-8 Regarding the Registration of 1,613,223 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the registration statement Form S-8 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “Commission”). The purpose of the Registration Statement is to register with the Commission One Million Six Hundred Thirteen Thousand Two Hundred Twenty Three (1,613,223) additional shares of the Company’s common stock, $.001 par value per share (the “Shares”) under the Company’s 2002 Stock Incentive Plan, as amended (the “Plan”).

In connection with the Registration Statement, we have examined the following documents:

A. A draft copy of the Registration Statement, dated September 12, represented as filed with the Commission on September 12, excluding Exhibit numbers 23.2 and 23.3.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

September 12, 2006

B. Copies of the Certificate of Incorporation, as filed with the Secretary of State of Delaware (the “Secretary of State”) on October 13, 2000, as amended by that certain Certificate of Correction, as filed with the Secretary of State on October 19, 2000, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on June 1, 2001, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on August 16, 2001, as further amended by that certain Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on July 23, 2002, as further amended by that certain Amended and Restated Certificate of Incorporation, dated and filed with the Secretary of State on March 3, 2005 (collectively, the “Articles”), certified as being a true, correct and complete copy by an officer of the Company.

C. Copy of the Amended and Restated Bylaws of the Company dated July 23, 2002 (the “Bylaws”), certified as being a true, correct and complete copy by an officer of the Company,

D. Copies of resolutions of the Company’s board of directors relating to the issuance and sale of the Shares, certified as being a true, correct and complete copy by an officer of the Company.

E. Copies of various Company records, certifications and other documents, all of varying dates, relating to the issuance and sale of the Shares.

The documents listed in items A and E above are referred to in this letter as the “Transaction Documents.”

In rendering the opinions set forth below, we have made the following assumptions and qualifications:

a. In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and the accuracy and completeness of all records made available to us by the Company, (ii) the accuracy of the statements as to factual matters made by the Company and public officials, (iii) each natural person executing any such instrument, document or agreement is legally competent to do so, (iv) all corporate records made available to us by the Company are accurate and complete, (v) the Transaction Documents have not been amended and are true, correct and complete.

b. The opinions herein are rendered as of the date hereof and we assume no obligation to supplement or update this letter if, after the date hereof, any applicable laws change or any matters occur or come to our attention that might change the opinions expressed herein.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

September 12, 2006

c. We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof.

Subject to the foregoing assumptions and qualifications, we are of the opinion that the Shares when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable common shares of the Company.

This letter may be relied upon only by you and only in connection with the Registration Statement. We hereby consent to the reference to our firm under caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, neither this letter nor any opinion expressed herein is to be filed with any government agency, quoted or referred to in any public or other document, circulated, delivered or disclosed to, or relied upon or otherwise used by, any other person or entity, or for any other purpose without our prior express written consent. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Respectfully,

KERR, RUSSELL AND WEBER, PLC

/s/ Michael D. Gibson
Michael D. Gibson